                                                                   Exhibit 4

                       NAVISTAR FINANCIAL CORPORATION
                              AND SUBSIDIARIES

              INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                            INCLUDING INDENTURES

The following instruments of Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference:

4.1      Credit Agreement for $820,000,000  Revolving Credit and Competitive
         Advance  Facility  dated  as  of  December  8,  2000,  between  the
         Corporation,   Arrendadora  Financiera  Navistar,   S.A.  de  C.V.,
         Servicios   Financieros   Navistar,   S.A.  de  C.V.  and  Navistar
         Comercial,  S.A. de C.V., as borrowers,  lenders party hereto,  The
         Chase Manhattan Bank as  Administrative  Agent,  Bank of America as
         Syndication   Agent  and  Bank  of  Nova  Scotia  as  Documentation
         Agent. Filed as Exhibit 10.05 to Navistar  Financial  Corporation's
         Form   10-Q   dated   March  15,   2001.  Filed  under   File   No.
         001-04146.

4.2      Guarantee,  dated as of  December  8, 2000,  made by  Navistar,  in favor of The Chase Manhattan  Bank, as  Administrative  Agent,  for
         the lenders parties to the Credit  Agreement,  dated as of December
         8, 2000,  among  Navistar  Financial  Corporation  and  Arrendadora
         Financiera Navistar,  S.A. DE C.V., Servicios Financieros Navistar,
         S.A. DE C.V. and  Navistar  Comercial,  S.A. DE C.V.,  the Lenders,
         Bank of  America,  N.A.,  as  syndication  agent,  The Bank of Nova
         Scotia,  as  documentation  agent,  and the  Administrative  Agent.
         Filed  as  Exhibit  10.07  to  Navistar   Financial   Corporation's
         Form 10-Q dated March 15, 2001.  Filed under File No. 001-04146.

4.3      Indenture dated as of March 25, 2002 by and among the  Corporation,
         Navistar and The BNY Midwest Trust Company,  as Trustee,  for 4.75%
         Subordinated  Exchangeable  Notes due 2009 for $220,000,000.  Filed
         as  Exhibit 4.1  to  Form  S-3  dated  May  7, 2002.   Filed  under
         File No. 333-87716-01.

4.4      Registration  Rights Agreement,  dated as of March 25, 2002, by and among the  Corporation,  Navistar,  Salomon Smith Barney,  Inc. and
         Banc of America  Securities,  LLC. Filed as Exhibit 4.2 to Form S-3
         dated May 7, 2002.  Filed under File No. 333-87716-01.

4.5      First  Amendment  to the Credit  Agreement  dated as of December 8,
         2000,  between the Corporation,  Arrendadora  Financiera  Navistar,
         S.A. de C.V.,  Servicios  Financieros  Navistar,  S.A. de C.V., and
         Navistar  Comercial,  S.A.  de C.V.,  as  Borrowers,  and the Chase
         Manhattan Bank, as Administrative Agent, Bank of America,  N.A., as
         Syndication  Agent,  and the Bank of Nova Scotia,  as Documentation
         Agent,   with  respect  to   $820,000,000   Revolving   Credit  and
         Competitive   Advance  Facility.   Filed  as  Exhibit  3.2  to  the
         Corporation's  Form 10-Q   dated   March  8,   2004.   Filed  under
         File No. 001-04146.